Exhibit 23.1

J. W. HUNT AND COMPANY, LLP

JOHN C. CREECH, JR., CPA ANNE H. ROSS, CPA WILLIAM F. QUATTLEBAUM, CPA, CVA WILLIAM T. POUNCEY, CPA DAVID J. FRYER, CPA

CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS
AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS
PRIVATE COMPANIES PRACTICE SECTION AND
CENTER FOR PUBLIC COMPANY AUDIT FIRMS

CPA ASSOCIATES INTERNATIONAL, INC.,
A WORLDWIDE NETWORK OF ACCOUNTING FIRMS

MIDDLEBURG OFFICE PARK 1607 ST. JULIAN PLACE POST OFFICE BOX 265 COLUMBIA, SC 29202-0265 803-254-8196 866-299-8196 FAX 803-256-1524 jwhunt.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

SCBT Financial Corporation

We consent to the inclusion in this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (No.333-155208) of our Report dated March 17, 2008, relating to SCBT Financial Corporation’s consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2007, included in SCBT Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Columbia, South Carolina
March 10, 2009